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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8 of NB&T Financial Group, Inc., filed on March 23, 1995, of our report dated February 5, 2002, relating to the consolidated balance sheets for NB&T Financial Group, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2001.


                                                    /s/ J.D. Cloud & Co. L.L.P.
                                                    ---------------------------
                                                    J.D. Cloud & Co. L.L.P.
                                                    Certified Public Accountants
Cincinnati, Ohio
March 18, 2003

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